Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

BIOCARDIA, INC.

BioCardia, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A.    The name of the corporation is BioCardia, Inc. The corporation was originally incorporated under the name “NAM Corporation” and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is January 12, 1994.

B.    This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of Delaware, and restates, integrates and further amends the provisions of the Corporation’s Certificate of Incorporation.

C.    This Amended and Restated Certificate of Incorporation was duly approved by the stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of Delaware.

D.    The text of the Corporation’s Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, BioCardia, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Peter Altman, a duly authorized officer of the Corporation, on April 11, 2017.

/s/ Peter Altman

Peter Altman, President and Chief Executive Officer

EXHIBIT A

ARTICLE I

The name of the Corporation is BioCardia,

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the “DGCL”).

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE IV

4.1    Authorized Capital Stock. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 800,000,000 shares, consisting of 750,000,000 shares of Common Stock, having a par value of $0.001 (the “Common Stock”), and 50,000,000 shares of Preferred Stock, having a par value of $0.001 (the “Preferred Stock”).

4.2    Increase or Decrease in Authorized Capital Stock. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased.

4.3    Common Stock.

(a)    The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this certificate of incorporation (this “Certificate of Incorporation” which term, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock), and subject to the rights of the holders of Preferred Stock, at any annual or special meeting of the stockholders the holders of shares of Common Stock shall have the right to vote for the election of directors and on all other matters submitted to a vote of the stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences, or relative participating, optional or other special rights (including, without limitation, voting rights), or to qualifications, limitations or restrictions thereon, of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one more other such series, to vote thereon pursuant to this Certificate of Incorporation (including, without limitation, by any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

(b)    Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(c)    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

4.4    Preferred Stock.

(a)    The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions and to set forth in a certification of designations filed pursuant to the DGCL the powers, designations, preferences and relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

(b)    The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

5.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

5.2    Number of Directors; Election; Term.

(a)    Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the entire Board of Directors of the Corporation shall be fixed solely by resolution of the majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” will mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

(b)    Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, effective upon the filing of this Certificate of Incorporation (the “Effective Date”), the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The initial assignment of members of the Board of Directors to each such class shall be made by the Board of Directors. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the Effective Date, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class HI directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board of Directors among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c)    Notwithstanding the foregoing provisions of this Section 5.2, and subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, or removal.

(d)    Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

5.3    Removal. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, a director may be removed from office by the stockholders of the Corporation only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of the stock of the Corporation entitled to vote thereon.

5.4    Vacancies and Newly Created Directorships. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, and except as otherwise provided in the DGCL, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

ARTICLE VI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the Whole Board. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the stock of the Corporation entitled to vote thereon shall be required for the stockholders of the Corporation to amend, alter or repeal the Bylaws or adopt new Bylaws.

ARTICLE VII

7.1    No Action by Written Consent of Stockholders. Except (i) with respect to the approval of stock splits or reverse stock splits, or (ii) as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

7.2    Special Meetings. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to call a special meeting of the holders of such series, special meetings of stockholders of the Corporation may be called only by the affirmative vote of a majority of the Whole Board, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), and the ability of the stockholders to call a special meeting is hereby specifically denied. The Board of Directors, by the affirmative vote of a majority of the Whole Board, may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

7.3    Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VIII

8.1    Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

8.2    Indemnification.

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board.

The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article VIII will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

ARTICLE IX

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any rights, preferences or other designations of Preferred Stock), in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article IX. Notwithstanding any other provision of this Certificate of Incorporation, and in addition to any other vote that may be required by law or the terms of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of, Article V, Article VI, Article VII, Article VIII or this Article IX (including, without limitation, any such Article as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Article).

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOCARDIA, INC,

BioCardia, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.    The name of the Corporation is BioCardia, Inc. The Corporation was originally incorporated under the name “NAM Corporation” and the date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware is January 12, 1994.

2.    This Certificate of Amendment of Amended and Restated Certificate of Incorporation been duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the Delaware General Corporation Law and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3.    The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 22 8(a) of the General Corporation Law of the State of Delaware and written notice pursuant to Subsection 228(e) of the General Corporation Law of the State of Delaware has been or will be given to those stockholders whose written consent has not been obtained.

4.    The following amendment to the Amended and Restated Certificate of Incorporation shall, be effective on November 2, 2017, and the effective time shall be 12:01 a.m., Eastern Time.

5.    Section 4.1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“4.1 Authorized Capital Stock. Effectively immediately on November 2, 2017, at 12:01 a.m., Eastern Time, each twelve (12) outstanding shares of Common Stock and Preferred Stock will be exchanged and combined, automatically and without further action, into one (1) share of Common Stock or Preferred Stock, respectively (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock or Preferred Stock of the Corporation. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the exchange and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board of Directors of the Corporation. All other rights, preferences and privileges of the Company’s Common Stock and Preferred Stock, shall be adjusted to reflect the Reverse Stock Split pursuant to the terms of the Amended and Restated Certificate of Incorporation in existence as of immediately prior to the filing of the Certificate of Amendment. After giving effect to the Reverse Stock Split, the total number of shares of all classes of capital stock that the Corporation is authorized to issue is 125,000,000 shares, consisting of 100,000,000 shares of Common Stock, having par value of $0.001 (the “Common Stock”), and 25,000,000 shares of Preferred Stock, having a par value of $0.001 (the “Preferred Stock”).

(Signature page follows)

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly executed by an authorized officer of the Corporation’s on November 1, 2017.

BIOCARDIA, INC.

/s/ Peter Altman
Peter Altman
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

BIOCARDIA, INC.

BioCardia, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.    The name of the Corporation is BioCardia, Inc. The Corporation was originally incorporated under the name “NAM Corporation” and the date of filing the original Certificate of Incorporation of this Corporation with the Secretary of State of the State of Delaware is January 12, 1994.

2.    This Certificate of Amendment of Amended and Restated Certificate of Incorporation been duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the Delaware General Corporation Law and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

3.    The terms and provisions of this Certificate of Amendment of Amended and Restated Certificate of Incorporation have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware and written notice pursuant to Subsection 228(e) of the General Corporation Law of the State of Delaware has been or will be given to those stockholders whose written consent has not been obtained.

4.    The following amendment to the Amended and Restated Certificate of Incorporation shall be effective on May 7, 2019, and the effective time shall be 12:01 a.m., Eastern Time.

5.    Section 4.1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“4.1 Authorized Capital Stock. Effectively immediately on May 7, 2019, at 12:01 a.m., Eastern Time, each nine outstanding shares of Common Stock and Preferred Stock will be exchanged and combined, automatically and without further action, into one (1) share of Common Stock or Preferred Stock, respectively (the “Reverse Stock Split”). The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock or Preferred Stock of the Corporation. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the exchange and combination. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay an amount of cash equal to the product of (i) the fractional share to which the holder would otherwise be entitled and (ii) the then fair value of a share as determined in good faith by the Board of Directors of the Corporation. All other rights, preferences and privileges of the Company’s Common Stock and Preferred Stock, shall be adjusted to reflect the Reverse Stock Split pursuant to the terms of the Amended and Restated Certificate of Incorporation in existence as of immediately prior to the filing of the Certificate of Amendment. After giving effect to the Reverse Stock Split, the total number of shares of all classes of capital stock that the Corporation is authorized to issue is 125,000,000 shares, consisting of 100,000,000 shares of Common Stock, having par value of $0.001 (the “Common Stock”), and 25,000,000 shares of Preferred Stock, having a par value of $0.001 (the “Preferred Stock”).

(Signature page follows)

IN WITNESS WHEREOF, this Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly executed by an authorized officer of the Corporation’s on May 6, 2019.

BIOCARDIA, INC.

/s/ Peter Altman
Peter Altman
President and Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BIOCARDIA, INC.

BioCardia, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1.    The name of the Corporation is BioCardia, Inc. The Corporation was originally incorporated under the name “NAM Corporation” and the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 12, 1994.

2.    The Corporation’s Amended and Restated Certificate of Incorporation is hereby amended as follows:

a.	Article IV, Section 4.1 of the Corporation’s Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“Authorized Capital Stock. Effective upon the filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation amending this paragraph (the “Effective Time”), each two (2) to twenty (20) shares of Common Stock shall automatically be exchanged and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, in each case without any further action by the Corporation or any holder thereof, the exact ratio within the two to twenty range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. The Reverse Stock Split shall be effected on a certificate-by-certificate basis and no fractional shares shall be issued upon the exchange and combination. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall, until surrendered to the Corporation in exchange for a certificate representing such new number of shares of Common Stock, automatically represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above and subject to prior combinations of Common Stock by the Corporation. The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 75,000,000 shares, consisting of 50,000,000 shares of Common Stock, having par value of $0.001 (the “Common Stock”), and 25,000,000 shares of Preferred Stock, having a par value of $0.001 (the “Preferred Stock”).”

3.    On May 20, 2024, the Board of Directors of the Corporation determined that each fifteen (15) shares of the Corporation’s Common Stock issued immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock. The Corporation publicly announced this ratio on May 21, 2024.

4.    This Certificate of Amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

5.    This Certificate of Amendment shall become effective on May 30, 2024 at 12:01 a.m. Eastern Time.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment is duly executed by the undersigned officer of the Corporation on May 29, 2024.

By: /s/ Peter Altman
Name: Peter Altman
Title: President and Chief Executive Officer